UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2005

Particle Drilling Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

808 Travis, Suite 850 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 14, 2005, pursuant to an Agreement and Plan of Reorganization dated as of July 14, 2004 by and among Particle Drilling Technologies, Inc., a Nevada corporation (formerly known as MedXLink Corp.) (the “Company”), PDTI Acquisition Corp., a Delaware corporation (“Merger Sub” ), Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI”), Particle Drilling Partners, L.L.C., a Texas limited liability company (formerly known as ProDril Partners L.L.C.), and Thomas E. Hardisty, as amended by Amendment No. 1 thereto dated as of January 10, 2005, Merger Sub was merged with and into PDTI, and PDTI became a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company, which previously had no material operations, acquired the business of PDTI. This amendment to the Company’s Current Report on Form 8-K dated as of January 20, 2005 that was filed with the Securities and Exchange Commission (“SEC”) on the same date is being filed to provide historical financial statements and related notes for PDTI and pro forma financial information of the Company after giving effect to the acquisition of PDTI.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

Balance Sheet at September 30, 2004 and September 30, 2003

Statement of Operations for the Year Ended September 30, 2004, and from the period from June 9, 2003 (date of inception) to September 30, 2003 and from June 9, 2003 (date of inception) to September 30, 2004

Statement of Stockholders’ Equity for the Year Ended September 30, 2004,
and from the period from June 9, 2003 (date of inception) to September 30, 2003 and from June 9, 2003 (date of inception) to September 30, 2004

Statement of Cash Flows for the Year Ended September 30, 2004, and from the period from June 9, 2003 (date of inception) to September 30, 2003 and from June 9, 2003 (date of inception) to September 30, 2004

Notes to Financial Statements

(b) Pro Forma financial information.

Unaudited pro forma condensed combined financial information

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

Index to Financial Statements

AUDITED FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	4

Balance Sheet at September 30, 2004 and September 30, 2003	5

Statement of Operations for the Year Ended September 30, 2004, and from the period from June 9, 2003 (date of inception) to September 30, 2003 and from June 9, 2003 (date of inception) to September 30, 2004	6

Statement of Stockholders’ Equity for the Year Ended September 30, 2004 , and from the period from June 9, 2003 (date of inception) to September 30, 2003 and from June 9, 2003 (date of inception) to September 30, 2004	7

Statement of Cash Flows for the Year Ended September 30, 2004, and from the period from June 9, 2003 (date of inception) to September 30, 2003 and from June 9, 2003 (date of inception) to September 30, 2004	8

Notes to Financial Statements	9-24

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Particle Drilling Technologies, Inc.

Houston, Texas

We have audited the accompanying balance sheets of Particle Drilling Technologies, Inc. (a development stage company) as of September 30, 2004 and September 30, 2003, and the related statements of operations, stockholders’ equity, and cash flows for the year ended September 30, 2004 and for the periods from June 9, 2003 (date of inception) to September 30, 2003, and June 9, 2003 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Particle Drilling Technologies, Inc. as of September 30, 2004 and September 30, 2003, and the results of its operations and its cash flows for the year ended September 30, 2004 and the periods from June 9, 2003 (date of inception) to September 30, 2003, and June 9, 2003 (date of inception) to September 30, 2004, in conformity with U.S. generally accepted accounting principles.

UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

January 31, 2005, except for Note 19, as to which the date is February 9, 2005

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

BALANCE SHEETS

	September 30, 2004	September 30, 2003

ASSETS

Current assets:
Cash and cash equivalents	$20,363	$3,502
Note receivable	—	276,336
Prepaid expenses	110,535	—
Other current assets	—	7,500

Total current assets	130,898	287,338

Property, plant & equipment, net	451,825	—

Other assets, net:
Intangibles	982,612	74,695
Other assets	5,250	—

Total other assets, net	987,862	74,695

Total assets	$1,570,585	$362,033

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$864,177	$132,939
Short-term notes payable	351,195	—
Short-term notes payable - related parties	—	23,195
Accrued expenses	216,553	136,779

Total current liabilities	1,431,925	292,913

Long-term debt	20,201	—

Commitments and contigencies - See Note 17

Stockholders’ equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 2,531,538 and 0 shares issued and outstanding at September 30, 2004 and September 30, 2003, respectively, $5,063,076 liquidation preference	253	—
Common stock, $.0001 par value, 50,000,000 shares authorized, 14,013,909 and 9,519,500 shares issued and outstanding at September 30, 2004 and September 30, 2003, respectively	1,401	952
Additional paid-in capital, net	3,990,589	610,952
Deficit accumulated during the development stage	(3,873,784)	(542,784)

Total stockholders’ equity	118,459	69,120

Total liabilities and stockholders’ equity	$1,570,585	$362,033

The accompanying notes are an integral part of these financial statements.

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

STATEMENTS OF OPERATIONS

	Year Ended September 30, 2004	Period from June 9, 2003 (date of inception) to September 30, 2003	Period from June 9, 2003 (date of inception) to September 30, 2004

Revenues	$—	$—	$—

Operating expenses:
Research and development	621,752	39,626	661,378
General and administrative	2,644,991	503,158	3,148,149
Depreciation and amortization	38,033	—	38,033

Total operating expenses	3,304,776	542,784	3,847,560

Loss from operations	(3,304,776)	(542,784)	(3,847,560)

Interest and other expenses	26,224	—	26,224

Net loss	$(3,331,000)	$(542,784)	$(3,873,784)

The accompanying notes are an integral part of these financial statements.

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Period from June 9, 2003 (date of inception)

to September 30, 2004

	Preferred Stock		Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount

Common stock issued to founders at $0.001 per share in June 2003	—	$—	9,000,000	$900	$8,100	$—	$9,000

Common stock issued in private placement for cash at $2.00 per share from June 2003 to September 2003, less offering expense of $463,906	—	—	504,500	50	572,854	—	572,904

Common stock issued for services provided at $2.00 per share in July 2003	—	—	15,000	2	29,998	—	30,000

Net loss						(542,784)	(542,784)

Balance, September 30, 2003	—	—	9,519,500	952	610,952	(542,784)	69,120

Common stock issued in private placement for cash at $2.00 per share from October 2003 to January 2004, less offering expense of $166,322	—	—	196,800	19	227,258	—	227,277

Common stock issued for services provided at $2.00 per share in October 2003	—	—	27,000	3	53,997	—	54,000

Common stock issued for cash at $2.00 per share from October 2003 to March 2004	—	—	325,000	32	649,968	—	650,000

Common stock issued for cash at $1.82 per share in October 2003	—	—	2,750	—	5,000	—	5,000

Common stock issued in exchange for note payable at $2.00 per share in January 2004	—	—	25,000	3	49,997	—	50,000

Common stock issued for services provided at $2.00 per share in January 2004	—	—	12,000	1	23,999	—	24,000

Common stock issued for cash at $0.72 per share in March 2004	—	—	69,508	7	49,993	—	50,000

Common stock issued for cash at $0.97 per share in March 2004	—	—	15,480	2	14,998	—	15,000

Common stock issued for cash at $0.75 per share in March 2004	—	—	35,000	4	26,246	—	26,250

Common stock issued for services provided at $2.00 per share in March 2004	—	—	70,000	7	139,993	—	140,000

Common stock issued for services provided at $2.00 per share in March 2004	—	—	75,000	8	149,992	—	150,000

Common stock issued for cash at $0.74 per share in April 2004	—	—	23,500	2	17,498	—	17,500

Common stock issued in exchange for accounts payable at $0.12 per share upon exercise of warrants in April 2004	—	—	50,000	5	6,895	—	6,900

Common stock issued for cash at $0.12 per share upon exercise of warrants from April 2004 to June 2004	—	—	113,909	11	15,708	—	15,719

Common stock issued for cash at $0.12 per share upon exercise of employee stock options in June 2004	—	—	200,000	20	32,242	—	32,262

Common stock issued in connection with advisory agreement at $0.12 per share in June 2004	—	—	5,000,000	500	599,500	—	600,000

Series A convertible preferred stock issued at $1.50 per share upon conversion of note payable in June 2004, less offering expense	410,000	41	—	—	553,459	—	553,500

Series A convertible preferred stock issued upon conversion of common stock in June 2004	1,746,538	175	(1,746,538)	(175)	—	—	—

Series A convertible preferred stock issued in private placement for cash at $2.00 per share from July 2004 to September 2004, less offering expense	375,000	37	—	—	717,463	—	717,500

Fair value of common stock warrants issued to non-employees	—	—	—	—	2,880	—	2,880

Stock based employee compensation	—	—	—	—	42,551	—	42,551

Net loss	—	—	—	—	—	(3,331,000)	(3,331,000)

Balance, September 30, 2004	2,531,538	$253	14,013,909	$1,401	$3,990,589	$(3,873,784)	$118,459

The accompanying notes are an integral part of these financial statements.

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

STATEMENT OF CASH FLOWS

	Year Ended September 30, 2004	Period from June 9, 2003 (date of inception) to September 30, 2003	Period from June 9, 2003 (date of inception) to September 30, 2004

Cash flows from operating activities:
Net loss	$(3,331,000)	$(542,784)	$(3,873,784)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	38,033	—	38,033
Depreciation expense on research and development property	109,376	—	109,376
Short-term note issued for services	44,000	—	44,000
Common stock issued for services	968,000	30,000	998,000
Fair value of warrants issued for services	5,830	—	5,830
Stock based compensation	50,814	—	50,814
Changes in assets and liabilities:
Increase in prepaid expenses	(49,545)	—	(49,545)
(Increase) decrease in other current assets	7,500	(7,500)	—
Increase in accounts payable	362,527	132,939	495,466
Increase in accrued liabilities	79,774	136,779	216,553

Net cash used in operating activities	(1,714,691)	(250,566)	(1,965,257)

Cash flows from investing activities:
Payments to purchase property and equipment	(16,555)	—	(16,555)
Proceeds from sale of property and equipment	20,957	—	20,957
Payments to purchase intangibles	(185,468)	(74,695)	(260,163)
Payments to purchase other assets	(5,250)	—	(5,250)
Proceeds issued for note receivable	(24,447)	(276,336)	(300,783)
Proceeds issued for note receivable - related party	(56,783)	—	(56,783)

Net cash used in investing activities	(267,546)	(351,031)	(618,577)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net	699,500	—	699,500
Proceeds from issuance of common stock, net	1,046,696	581,904	1,628,600
Proceeds from issuance of convertible notes	553,500	—	553,500
Repayments of notes payable	(277,403)	—	(277,403)
Proceeds from borrowings under loan agreements - related parties	—	23,195	23,195
Repayment of borrowings under loan agreements - related parties	(23,195)	—	(23,195)

Net cash provided by financing activities	1,999,098	605,099	2,604,197

Net increase in cash and cash equivalents	16,861	3,502	20,363

Cash and cash equivalents - beginning	3,502	—	—

Cash and cash equivalents - ending	$20,363	$3,502	$20,363

The accompanying notes are an integral part of these financial statements.

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

Particle Drilling Technologies, Inc. (“PDTI” or the “Company”), a Delaware corporation, is a Houston based company engaged primarily in the development of a proprietary drilling system designed to increase the rate-of-penetration in hard rock drilling environments.  In June 2004, PDTI merged with Particle Drilling, Inc. (“PDI”), originally named ProDril Acquisition Company, a Texas corporation.  PDI was formed in June 2003 as an oilfield service and technology company to acquire certain patents and pending patents related to the Particle Impact Drilling (“PID”) technology.   PDTI became the surviving corporation (see Footnote 16).

The Particle Impact Drilling technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.  PDTI intends to develop and exploit this technology by commercializing the PID system.

PDTI is in the development stage, devoting substantially all of its efforts to product development, raising financing and recruiting personnel.  PDTI has substantially funded its operations with proceeds from the issuance of preferred and common stock.  In the course of its development activities, PDTI has sustained operating losses and expects such losses to continue for the foreseeable future.  PDTI will finance its operations primarily through cash and cash equivalents on hand, future financing from the issuance of debt or equity instruments and through the generation of revenues once commercial operations get underway.  However, the Company has yet to generate any revenues, and has no assurance of future revenues.  To management’s knowledge, no company has yet marketed a salable product using the technology that is being developed by the Company.  Even if marketing efforts are successful, substantial time may pass before revenues are realized.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles, PDTI’s fiscal year ends September 30.  The financial statements for the period ended September 30, 2003 covers a period of four months beginning June 9, 2003 (date of inception).  In addition, the financial statements of PDTI are presented for the year ended September 30, 2004, and for the period from June 9, 2003 (date of inception) to September 30, 2004.  There may be significant variances in the comparative financials due to the different reporting periods.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from these estimates.

Cash Equivalents

Highly liquid investments with original maturities of three months or less are considered cash equivalents.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for current assets and current liabilities approximate fair value due to the short maturity of these items.

Concentration of Credit Risk

Financial instruments that potentially subject PDTI to a concentration of credit risk consist of cash and cash equivalents.  Cash and cash equivalents are deposited in demand in two financial institutions in the United States.  Deposits held with financial institutions may exceed the amount of insurance provided on such deposits.  PDTI has not experienced any material losses on its deposits of cash and cash equivalents.

Property and Equipment

Property and equipment are stated at cost.   Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which ranges from three to ten years.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.  Whenever assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is expensed as incurred and any significant improvements are capitalized.

Intangible Assets

An intangible asset that is acquired either individually or with a group of other assets (but not those acquired in a business combination) is initially recognized and measured based on its fair value.  The costs of a group of assets acquired in a transaction other than a business combination are allocated to the individual assets acquired based on their relative fair values and are not considered goodwill.  The cost is measured based on the fair value of the consideration given or the fair value of the net assets acquired, whichever is more reliably measurable.  Intangible assets are amortized on a straight-line basis over the best estimate of their useful lives.  The amortization period and amortization method are reviewed annually at each financial year-end.  Additional patent and application costs are capitalized and amortized over their useful lives once the patents are issued.

Offering Expense

Offering expense consist primarily of placement fees and expenses, professional fees and printing costs.  These costs are charged against the related proceeds from the sale of Company stock in the periods in which they occur or charged to expense in the event of a terminated offering.

Impairment of Long-Lived Assets

PDTI evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows.  PDTI has not identified any such impairment losses to date.

Income Taxes

The Company follows Statement of Financial Standards No. 109 “Accounting for Income taxes”.  This statement requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.  Provisions (benefits) for income taxes result from permanent and temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.

Stock-Based Compensation

PDTI has adopted FAS No. 123, “Accounting for Stock-Based Compensation” for non-cash stock-based compensation issued to employees, directors and non-employees for goods or services.  FAS No. 123 allows companies to continue to measure compensation costs for employees and directors using the intrinsic value method as prescribed by APB Opinion 25; however, the fair value method must be used to measure compensation cost issued to non-employees.  FAS No. 123 states that the fair value method of accounting for stock-based compensation is preferable to the intrinsic value method; therefore, the Company uses the fair value method to measure all stock-based compensation, including stock-based compensation to its employees and directors.  Under this method, compensation cost is measured at the fair value of the award on the applicable measurement date.

Research and Development

The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses are capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities acquired or constructed for research and development activities that have no alternative future uses are considered research and development costs and are expensed at the time the costs are incurred.

New Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 132 (Revised 2003) (“SFAS 132 (R)”), Employers’ Disclosures about Pensions and Other Postretirement Benefits, which is effective for fiscal years ending after December 15, 2003.  SFAS 132 (R) increases the existing disclosure requirements by requiring more details about pension plans assets, benefit obligations, cash flows, benefit costs and related information.  Companies will be required to segregate plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and other informational disclosures.  SFAS 132 (R) also requires companies to disclose various elements of pension and postretirement benefit costs in interim-period financial statements for quarters beginning after December 15, 2003.  Management believes that the adoption of SFAS 132 (R) will not have a material effect on the financial position or results of operations of PDTI.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, and subsequently revised the Interpretation in December 2003 (FIN 46R).  This Interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities, which have certain characteristics.  As revised, FIN 46R is now generally effective for financial statements for interim or annual periods ending on or after March 15, 2004.  We have not identified any variable interest entities.  In the event a variable interest entity is identified, we do not expect the requirements of FIN 46R to have a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  An issuer is required to classify a financial instrument that is within the scope of this statement as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this standard did not have a material impact on our financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, Share-Based Payment.  This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments.  This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in statement No. 123 as originally issued.  This statement is effective for new awards and those modified, repurchased or cancelled in interim or annual reporting periods beginning after June 15, 2005.  The Company has adopted this standard and the effects of the early adoption did not have a material impact on our financial statements.

3. NOTE RECEIVABLE

In August 2003, PDTI and ProDril Services, Inc. (“PSI”) entered into a Revolving Letter of Credit Promissory Note whereby PSI could borrow from PDTI a maximum principal amount of $350,000.  At September 30, 2003, the Company had loaned PSI $276,336 under this Revolving Letter of Credit Promissory Note.  During the fiscal year 2004, the Company loaned an additional $24,447 before exchanging the Promissory Note in connection with the acquisition of substantially all the assets of PSI.  The Company also paid $55,000 in cash towards a PSI vendor in connection with the closing of the acquisition (see Footnote 15).  The exchange of the loan was treated as consideration related to the acquisition cost.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2004:

Office furniture, fixtures and equipment	$66,070
Research and development equipment	497,821

Total	563,891

Less: accumulated depreciation	112,066

Total property and equipment, net	$451,825

For the year ended September 30, 2004, depreciation expense totaled $2,690 and $109,376 for office furniture, fixtures and equipment, and research and development equipment, respectively.   The depreciation related to the research and development equipment was recorded as research and development expense.  PDTI had no property and equipment, or depreciation expense for the period ending September 30, 2003.

5. INTANGIBLE ASSETS

In January 2004, PDTI assumed liabilities and exchanged a note receivable from Prodril Services, Inc. of $945,980 and $300,783, respectively, as consideration for equipment with a fair value of $479,610 and all intellectual property associated with PSI’s PID technology.  The Company recorded an intangible asset of $767,153 for the difference in the fair value of consideration given and the fair value of the net assets acquired.  In connection with the acquisition, the Company incurred direct legal fees of $87,915 and $74,695 during the fiscal year ended September 30, 2004 and the period ending September 30, 2003, respectively.  The intangible assets acquired were related to the patents of the PID technology; therefore, PDTI determined the useful life of the intangibles to be 18.3 years at the date of acquisition.

During fiscal year 2004, the Company incurred direct cost of $88,192 for patents filed but not issued.

Amortization expense totaled $35,343 for the year ended September 30, 2004.  The capitalized direct legal fees at September 30, 2003 were related to the acquisition of the PID technology acquired in January 2004; therefore, the Company did not record amortization expense for the period ending September 30, 2003.

6. SHORT-TERM NOTES

The following is a table of PDTI’s short-term cash obligations at September 30, 2004:

Short-term note payable at prime plus 2% interest, due in 2004 as follows: $20,000 principal and interest due February 20th, $25,000 principal and interest due March 23rd, $69,779 principal and interest due May 20th and $69,778 principal and interest due July 20th. The note is secured by a certain license agreement related to the Dual Jet Technology. The Company was in default on this note agreement as of September 30, 2004. PDTI was also in default on the first payment which caused the interest rate to increase from 2% to 18% as of February 21, 2004.	$114,778

Short-term note at prime plus 5% imputed interest, unsecured with monthly principal and interest payments of $10,000.	74,878

Short-term note at 5.5% interest, unsecured with monthly principal and interest payments of $6,933.	47,436

Short-term note at prime plus 2% interest, unsecured with monthly principal payments of $5,000 plus interest.	40,000

Short-term note, unsecured with quarterly principal payments of $5,000, or due on demand with receipt of net $5,000,000 from sale of securities.	29,782

Short-term note, unsecured due December 31, 2004, or upon receipt of net $5,000,000 from sale of securities.	21,030

Short-term note, unsecured with principal payments of $3,667 per month.	11,000

Current portion of long-term note	10,891

Other	1,400
$351,195

7. ACCRUED LIABILITIES

As of the indicated dates, accrued liabilities consisted of the following:

	September 30, 2004	September 30, 2003

Payroll and related expenses	$132,067	$62,507
General and administrative	—	74,272
Professional fees	80,000	—
Accrued interest	4,486	—

Total	$216,553	$136,779

8. LONG-TERM NOTE

During fiscal year 2004, the Company entered into a promissory note with a maturity date of July 27, 2007 at 6.25% interest to finance a vehicle.  The remaining balance of the note at September 30, 2004 was $31,092 with $10,891 classified as current on the balance sheet.  The note is secured by the vehicle financed.

9. PREFERRED STOCK

The Company’s certificate of incorporation allows for the issuance of preferred stock in such series and having such terms and conditions as the Company’s board of directors may designate.

Series A Convertible Preferred Stock – Holders of the Series A convertible preferred stock have the same voting rights as common stockholders on all matters submitted to a vote of stockholders of the Company, except as otherwise expressly provided by applicable law, in the Certificate of Incorporation or in any certificates of designation to such Certificate of Incorporation.  In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, the holders are entitled to a liquidating distribution of $2.00 per share plus all declared but unpaid dividends on the preferred stock.  At the option of the holders, each share of Series A convertible preferred stock is convertible into one share of the Company’s common stock.  The Company shall have the option to cause the preferred stock to be automatically converted into the Company’s common stock if (1) more than two-thirds of the shares of the Series A convertible preferred stock originally issued by the Company have been converted into common stock, or (2) after one year from the date of issuance of the Series A convertible preferred stock, the market value of the Company’s common stock is greater than two times the conversion price for 20 trading days during any consecutive 30 trading-day period.

In June 2004, PDI merged with PDTI and PDTI became the surviving company.  The shareholders of PDI’s common stock that had an anti-dilution provision exchanged their share of common stock for PDTI’s Series A convertible preferred stock.  Prior to the merger, PDTI sold 410,000 shares of its Series A convertible preferred stock at $1.50 per share and loaned the funds, less offering expense, to PDI in the form of a convertible promissory note.  Upon the merger, the loan between PDI and PDTI was eliminated.

From July 2004 to September 2004, PDTI issued 375,000 shares of Series A convertible preferred stock in a private placement at $2.00 per share.  PDTI received net proceeds of $717,500 after deducting the offering expense.

10. COMMON STOCK

All common stock sold or issued in exchange for services included an anti-dilution provision with the exception of the founders’ shares, the 5,000,000 shares of common issued in June 2004 to its financial advisors, and the shares of common issued in exchange for warrants.  In June 2004, all anti-dilutive common stock was exchanged for Series A Preferred Stock in order to have the effect of eliminating the anti-dilution provision of certain shares of common stock.  The Company believes the fair value of the anti-dilutive common stock was equal to the fair value of the Series A Preferred Stock since all holders of anti-dilutive common stock were willing to exchange their anti-dilutive common stock for an equal number of shares of PDTI Series A Preferred Stock.

In June 2003, PDTI issued 9,000,000 shares of its common stock to founders for cash under stock purchase agreements.

From June 2003 to September 2003, PDTI issued 504,500 shares of common stock in a private placement at $2.00 per share.  PDTI completed this private placement in January 2004 and issued an additional 196,800 shares of common stock from October 2003 to January 2004 at $2.00 per share.  PDTI received net proceeds of $800,183 after deducting the offering expenses. These shares included an anti-dilution provision.

In July 2003, PDTI issued 15,000 shares of common stock in exchange for services recorded as promotion expense.  PDTI recorded a charge of $30,000 for the fair value of common stock on the date of issuance.  These shares included an anti-dilution provision.

In October 2003, PDTI issued 27,000 shares of common stock to a professional recruiting firm for services rendered.  PDTI recorded a charge of $54,000 for the fair value of common stock on the date of issuance.  These shares included an anti-dilution provision.

In January 2004, PDTI issued 25,000 shares of common stock in exchange for a $50,000 note payable that was assumed in connection with the acquisition of substantially all of the assets of ProDril Services Inc.  These shares included an anti-dilution provision.

In January 2004, PDTI issued 12,000 shares of common stock for legal services rendered.  PDTI recorded a charge of $24,000 for the fair value of common stock on the date of issuance. These shares included an anti-dilution provision.

In March 2004, PDTI issued 70,000 shares of common stock to a professional advisor in connection with a Mutual Release and Settlement Agreement.  PDTI recorded a charge of $140,000 for the estimated fair value of common stock on the date of issuance.  These shares included an anti-dilution provision.

In March 2004, PDTI issued 75,000 shares of common stock to a professional advisor for services rendered.  PDTI recorded a charge of $150,000 for the estimated fair value of the common stock on the date of issuance. These shares included an anti-dilution provision.

In April 2004, PDTI issued 50,000 shares of common stock upon exercise of warrants that were issued for legal services.  The warrants had an exercise price of $0.12.  In lieu of cash received for the exercise price, PDTI agreed to accept a reduction in the accounts payable due to the parties involved.

In June 2004, PDTI issued 5,000,000 shares of common stock to several financial advisors for services rendered.  PDTI recorded a charge of $600,000 for the estimated fair value of the common stock on the date of issuance (see Footnote 16).  These shares did not contain any type of anti-dilution provision.

In June 2004, all shareholders whose shares included an anti-dilution provision agreed to exchange their common stock for an equal number of shares in PDTI’s Series A convertible preferred stock, thereby eliminating the anti-dilution provision.

11. STOCK OPTIONS AND WARRANTS

In April 2004, the board of directors adopted the 2004 Stock Incentive Plan (the “Plan”).  The Plan provides the issuance of incentive stock options to directors, employees and consultants of PDTI.  Provisions under the Plan allow for the issuance of incentive stock options to purchase up to 3,500,000 shares of common stock.  As of September 30, 2004, the Company had 645,000 options available for grant under the plan.  Under the Plan, the exercise price of each option equals the market value of the Company’s common stock on the date of grant and the maximum term for the options is ten years.  For the year ended September 30, 2004, compensation cost recorded for these options was $50,814.  The fair value of each stock option granted is estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:  dividend yield of 0; expected volatility of 0; risk-free interest rate of 4.22%; and expected life of 10 years.

During fiscal year 2004, PDTI issued 323,909 warrants to consultants.  The exercise price of each warrant equals the market value of the Company’s common stock on the date of grant and the maximum term for the warrants is five years.  For the fiscal year ended September 30, 2004, compensation cost recorded for these warrants was $5,830.  The fair value of each warrant granted is estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:  dividend yield of 0; expected volatility of 0; risk-free interest rate of 3.25%; and expected life of 5 years.

The following is a summary of all stock option and warrant activity for the year ended September 30, 2004:

	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Warrants	Weighted Average Exercise Price

Outstanding at October 1, 2003	—	$—	—	$—

Granted	2,855,000	0.12	323,909	0.12

Exercised	(200,000)	0.12	(163,909)	0.12

Forfeited	—	—	—	—

Outstanding at September 30, 2004	2,655,000	$0.12	160,000	$0.12

Exercisable at September 30, 2004	1,030,000	$0.12	160,000	$0.12

Weighted-average fair value of options and warrants granted during the year	$0.04		$0.02

The following table summarizes information about stock options outstanding and exercisable at September 30, 2004:

Options Outstanding				Options Exercisable
Exercise Price	Number of Shares Underlying Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price

$0.12	2,655,000	9.5 years	$0.12	1,030,000	$0.12

The following table summarizes information about warrants outstanding and exercisable at September 30, 2004:

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number of Shares Underlying Warrants	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Underlying Warrants	Weighted Average Exercise Price

$0.12	160,000	4.6 years	$0.12	160,000	$0.12

12. INCOME TAXES

For the period ended September 30, 2004, there were permanent differences of $33,394 (increasing taxable income) and net temporary differences of $78,896 that decreased taxable income for the current year.

The Company has cumulative net operating loss carryforwards of approximately $3,606,134 at September 30, 2004. No effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not determinable at this time. Accordingly, the potential tax benefits of the net operating loss carryforwards, estimated based upon current tax rates at September 30, 2004, have been offset by valuation reserves of the same amount.

The Company has available approximately $3,606,134 in net operating loss carryforwards that will begin to expire at various dates beginning 2004 through 2023.  The valuation allowance increased $860,053 from September 30, 2003 to September 30, 2004.

As of the indicated dates, deferred tax assets consisted of the following:

	September 30,	September 30,
	2004	2003	Total
Deferred tax asset
Net operating loss carryforward	$1,017,265	$183,016	$1,200,281
Other	31,296		31,296
Deferred tax liability
Property and equipment	(5,492)		(5,492)
Deferred tax asset	1,043,069	183,016	1,226,085
Valuation allowance	(1,043,069)	(183,016)	(1,226,085)
Net deferred tax assets	$—	$—	$—

Due to the large losses that have occurred since the Company’s inception, and that the effect of any permanent or temporary differences on taxable income have been deemed immaterial, no statutory rate reconciliation of the Company’s tax rate is disclosed nor discussed within this footnote.

13. SUPPLEMENTAL CASH FLOW INFORMATION

	Year Ended September 30, 2004	Period from June 9, 2003 (date of inception) to September 30, 2003	Period from June 9, 2003 (date of inception) to September 30, 2004

Cash paid during the year for:
Interest	$24,697	$—	$24,697

Non-cash investing and financing activities:
Prepaid insurance acquired with note payable	$60,990	$—	$60,990

Issued common stock as consideration for account payable	6,000	—	6,000

Issued common stock as consideration for note payable	50,000	—	50,000

Exchanged related party note receivable as consideration for property and equipment	56,783	—	56,783

Converted note payable into preferred stock	553,500	—	553,500

Converted common stock into preferred stock	2,166,699	—	2,166,699

In addition to the non-cash investing and financing activities, PDTI acquired certain assets and assumed certain liabilities from ProDril Services, Inc. in January 2004.  The non-cash items involved with this transaction were as follows:

Fair value of assets acquired:
Property and equipment	$479,610
Intellectual property	757,792

Total fair value of assets acquired	$1,237,402

Consideration for the assets acquired:
Accounts payable assumed	$374,710
Notes payable assumed	561,909
Exchanged note receivable due from PSI	300,783

Total consideration for the assets acquired	$1,237,402

During fiscal year 2004, the Company paid $79,016 related to the accounts payable assumed, and $234,157 related to the notes payable assumed.

14. RELATED PARTY TRANSACTIONS

In 2003, the Company entered into a revolving loan agreement with an affiliate of Prentis B. Tomlinson who was the President and Chief Executive Officer and a director of the Company until December 2, 2004.  The agreement was created initially to provide PDTI access to funds to carry out daily management activities in the normal course of business and to provide financial support to ProDril Services, Inc. until such time as the acquisition of certain assets and liabilities of PSI could be completed (See Footnote 15 below for a complete description of the acquisition referred to above).  The terms of the agreement allow for the right to offset.  At September 30, 2003, PDTI was owed $318,744 and PDTI owed the affiliate $322,172.  In July 2004, PDTI purchased various office furniture, fixtures and equipment with a fair market value of $63,356 from the affiliate by offsetting the balance owed to PDTI under this revolving loan agreement.  In addition to the office furniture, fixtures and equipment, PDTI assumed the property tax liability of $6,573.  Before offset, PDTI was owed $381,789 and PDTI owed the affiliate $325,006.

During the period from June 9, 2003 (date of inception) to September 30, 2003, Prentis B. Tomlinson advanced PDTI $19,767.  During fiscal year 2004, the Company paid Mr. Tomlinson the entire balance owed.

In March 2004, the Company entered into an advisory agreement with Cagan McAfee Capital Partners, LLC (“CMCP”) to assist in providing investment banking and other financial advisory services.  One of the principal’s of CMCP was a director of the Company at September 30, 2004.  In connection with the advisory agreement, the Company issued 5,000,000 shares of its common stock to CMCP and various affiliates of CMCP.  The Company is also required to pay CMCP a monthly advisory fee of $9,500 commencing on the date of signing a merger agreement with a public company and continuing for two years following the merger.  The Company signed a merger agreement with MedXLink, Corp, a public company, on July 14, 2004.

15. ACQUISITIONS

In June 2003, PDTI entered into an Assignment and Assumption Agreement with the Curlett Family Limited Partnership, Ltd (“CFLP”) whereby PDTI acquired from CFLP its entire right, title and interest in the PID patent and patent application.

In June 2003, PDTI entered into an Exclusive License Agreement with CCORE Technology and Licensing, Ltd. (“CCORE”), PSI, Harry B. Curlett, Curlett Family Limited Partnership, Ltd., and ProDril Services International, Ltd. (“PSIL”) whereby PDTI was granted a worldwide and irrevocable exclusive license for the dual jet nozzle and its attendant system apparatus.  This technology is a non-core asset with respect to the Company’s business plan.

In September 2003, PDTI entered into an Acquisition Agreement with ProDril Partners, LLC, ProDril Services, Inc., Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd., and CFLP whereby PDTI agreed to acquire substantially all of the assets of PSI and agreed to assume certain PSI liabilities.  Also in September 2003, PDTI entered into a separate Acquisition Agreement with ProDril Partners, LLC, ProDril Services International, Ltd., Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd., and CFLP whereby PDTI acquired substantially all of the assets of PSIL and agreed to assume certain PSIL liabilities.  The closing date of the two mentioned Acquisition Agreements was effective January 20, 2004.

16. MERGER WITH PARTICLE DRILLING TECHNOLOGIES, INC.

In April 2004, PDI entered into an advisory agreement with Cagan McAfee Capital Partners, LLC whereby CMCP agreed to serve as PDI’s financial advisor.  CMCP then founded Particle Drilling Technologies, Inc., a Delaware corporation, for the purpose of raising capital and to acquire all of the outstanding capital stock of PDI.  In June 2004, the respective board of directors and stockholders of PDTI and PDI approved an agreement and plan of merger, whereby PDI merged into PDTI and the separate existence of PDI ceased.  In addition, all of the shareholders of PDI with anti-dilution rights exchanged their common shares for Series A convertible preferred stock in the merged company.  Prior to the merger, PDTI raised $615,000 and loaned $553,500, net of $61,500 offering expense, to PDI in the form of a Convertible Promissory Note.  On June 25, 2004 the merger was completed and the principal balance of the note was eliminated.  In connection to the advisory agreement mentioned above, and through the merger of PDTI and PDI, CMCP and various groups associated with CMCP retained 5,000,000 shares of common stock in the combined company.  As a result, the Company recorded a charge of $600,000 for the fair market value of the common stock on the date of issuance.  CMCP and various groups associated with CMCP have agreed to cancel 700,000 shares of common stock in order to facilitate the merger with MedXlink, Corp. upon closing of the merger, as discussed in Footnote 18.

17. COMMITMENTS AND CONTINGENCIES

Leases

PDTI leases its office facility in Houston, Texas under an operating lease that terminates February 28, 2005.  At September 30, 2004, the future minimum payments under this lease agreement total $21,525.  The Company incurred rental expense of $51,660 and $18,658 for the year ended September 30, 2004 and for the period ending September 30, 2003, respectively, under this lease.

PDTI leases its commercial operating facility in Houston, Texas under an operating lease that terminates June 30, 2005.  At September 30, 2004, the future minimum payments under this lease agreement total $40,500.  The Company began leasing this facility in July 2004.  During the fiscal year ended September 30, 2004, the Company incurred rental expense of $12,339 related to this lease.

PID Laboratory Testing

In August 2004, the Company entered into a commitment with TerraTek Inc., an independent geotechnical engineering company, whereby PDTI agreed to use TerraTek’s facility at least two times before the end of the calendar year 2005 for research and development testing at a minimum of $75,000 per each test.

Royalty Agreements

In January 2004, PDTI entered into a Royalty Agreement with PSI whereby PDTI will be required to pay PSI a royalty on a quarterly basis equal to 18% of the earnings before interest, income taxes, depreciation and amortization (EBITDA) until an aggregate of $67,500,000 has been paid.  PDTI also entered into a Royalty Agreement in January 2004 with PSIL whereby PDTI will be required to pay PSIL a royalty on a quarterly basis equal to 2% of the earnings before interest, income taxes, depreciation and amortization (EBITDA) until an aggregate of $7,500,000 has been paid.  In addition, PDTI will be required to pay CCORE, PSI and PSIL a royalty equal to 1.6%, 1.2% and 1.2%, respectively, of PDTI’s annual gross revenue.  PDTI has no revenues or EBITDA; therefore no royalties have been paid or accrued as of September 30, 2004.

Placement Agent Warrants

In connection with the Series A convertible preferred shares being offered in the private placement dated May 20, 2004, the Company has agreed to issue five year warrants to the Placement Agent of this private placement to purchase one share of common stock of the Company for every ten shares of Series A convertible preferred stock sold by the Placement Agent.  Each warrant issued to the Placement Agent will have an exercise price of $2.00 per share and will be issued at the closing of the private placement.

Litigation

The Company is currently involved with litigation in the ordinary course of business.  While the outcome of these lawsuits cannot be predicted with certainty, the Company does not expect these matters to have a material adverse effect on our financial position, cash flows or results of operations.

18. SUBSEQUENT EVENTS

In December 2004, Prentis B. Tomlinson resigned as President and Chief Executive Officer of PDTI.  John D. Schiller became the new interim President and Chief Executive Officer of the Company.  CMCP and various groups associated with CMCP agreed to transfer 479,055 shares of PDTI common stock owned by CMCP and various groups associated with CMCP to Mr. Tomlinson in connection with his resignation in exchange for Mr. Tomlinson agreeing to admit Mr. Schiller as a partner in Particle Drilling Partners, L.L.C (formerly ProDril Partners, L.L.C) a privately owned partnership whose sole asset in December 2001 was 7,785,000 shares of common stock in the Company.

On July 14, 2004, MedXLink, Corp. (“MXLK”, or the “Parent”), a Nevada corporation and an inactive publicly-traded company, entered into an Agreement and Plan of Reorganization with PDTI whereby MXLK agreed to acquire PDTI through PDTI Acquisition Corp. (“Merger Sub”), a newly formed Delaware corporation and wholly owned subsidiary of MXLK, by issuing common stock in exchange for all the outstanding shares of PDTI.  On January 14, 2005, MXLK closed the merger with PDTI and issued 13,316,556 shares of common stock to holders of common stock of PDTI and reserved for issuance (1) 828,000 shares of common stock pursuant to outstanding warrants to purchase common stock of PDTI, (2) 3,205,000 shares of common stock pursuant to outstanding options to purchase common stock of PDTI, and (3) 3,381,538 shares of common stock pursuant to outstanding shares of Series A convertible preferred stock of PDTI that remained outstanding following the Merger that are now convertible into common stock of the Parent pursuant to the terms of the Merger Agreement.  In addition, 1,342,404 issued and outstanding shares of common stock of the Parent were cancelled for no consideration in connection with the Merger.  As a result of the merger, the Parent has 14,866,556 shares of common stock issued and outstanding and an additional 7,414,538 shares of common stock reserved for issuance as described above.  Following the merger, PDTI continued as the surviving corporation under the name of Particle Drilling Technologies, Inc., and the stock trading symbol changed from MXLK.OB to PDRT.OB.

In January 2005, CMCP and various groups associated with CMCP cancelled 700,000 shares of common stock in connection to the MXLK merger and transferred 479,050 shares of its common stock in the Company to Prentis B. Tomlinson.

In January 2005, the Company completed its second private placement that was dated May 20, 2004.  From October 2004 through January 2005, the Company sold 850,000 shares of Series A convertible preferred stock at $2.00 in connection to this private placement.  The amount received was $1,700,000 of which $37,000 was related to offering expenses.  In connection with this private placement, the Company issued warrants to the Placement Agent of this private placement to purchase 65,500 shares of the Company’s common stock at $2.00 per share as described in the Commitments and Contingencies footnote above.

In February 2005, PDTI agreed to settle a lawsuit related to a note payable that the Company was in default at September 30, 2004.  At September 30, 2004, the principal and accrued interest amount was approximately $119,000.  The agreed to settlement amount was $95,000 and was fully paid by the Company in February 2005.

19. CLOSING OF PRIVATE PLACEMENT

From January 2005 to February 2005, the Company sold 9,000,000 shares of its common stock at $2.00 per share in a private placement that closed February 9, 2005.  The Company received gross proceeds of $18,000,000.  The Company will pay 3.0% commissions on the first $15,000,000 and 5.0% commissions on the remaining $3,000,000 gross proceeds received, respectively, and legal fees related to this offering.  In connection with this private placement, the Company issued ten year warrants to the Placement Agent of this private placement to purchase 1,500,000 shares of the Company’s common stock at $2.00 per share.  In addition, PDTI used $1,500,000 of these proceed to repurchase 3,000,000 shares of common stock from Prentis B. Tomlinson.  These shares were purchased as treasury stock and recorded at cost.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the merger of MXLK and PDTI.  The unaudited pro forma condensed combined balance sheet combines the financial position of MXLK and PDTI at September 30, 2004 as if the acquisition was consummated on September 30, 2004.  PDTI was founded on June 9, 2003.  The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2004 combines the results of operations of MXLK and PDTI as if the acquisition had occurred on October 1, 2003.  The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2003 combines the results of operations of MXLK and PDTI as if the acquisition had occurred on June 9, 2003, the inception date of PDTI.

The unaudited pro forma condensed combined financial information presented is based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available.  The unaudited pro forma condensed combined financial information is not intended to represent what PDTI’s results of operations would actually have been if the acquisition had occurred on those dates or to project PDTI’s financial results of operations for any future period.  Since MXLK and PDTI were not under common control of management for the period June 9, 2003 (date of inception) to September 30, 2004, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of MXLK and PDTI.  MXLK’s historical financial statements can be found in MXLK’s Annual Report on Form 10-KSB filed on January 12, 2005 and MXLK’s Annual Report on Form 10-KSB filed on January 20, 2004.  PDTI’s historical financial statements can be found in this Current Report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

September 30, 2004

	PDTI	MXLK	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$20,363	$399	$(399)		$20,363
Prepaid expense and other	110,535	—	—		110,535

Total current assets	130,898	399	(399)		130,898

Property, plant & equipment, net	451,825	—	—		451,825

Other assets, net:
Intangibles	982,612	—	—		982,612
Other assets	5,250	—	—		5,250

Total other assets, net	987,862	—	—		982,612

Total assets	$1,570,585	$399	$(399)		$1,570,585

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$864,177	$15,770	$(15,770)		$864,177
Taxes payable	—	3,200	(3,200)		—
Interest payable	—	20,287	(20,287)		—
Short-term notes payable	351,195	76,538	(76,538)		351,195
Accrued liabilities	216,553	—	—		216,553

Total current liabilities	1,431,925	115,795	(115,795)		1,431,925

Long-term debt	20,201	—	—		20,201

Stockholders’ equity:
Preferred stock	253	—	(253	)(B)	—
Common stock	1,401	2,892	(2,639)		1,654
Additional paid in capital	3,745,066	322,035	(322,035)		3,745,066
Accumulated deficit	(3,628,261)	(440,323)	440,323		(3,628,261)

Total stockholders’ equity	118,459	(115,396)	115,396		118,459

Total liabilities and stockholders’ equity	$1,570,585	$399	$(399)		$1,570,585

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the Year Ended September 30, 2004

	PDTI	MXLK	Pro Forma Adjustments (Note 3)	Pro Forma Combined

Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	621,752	—	—	621,752
General and administrative	2,644,991	9,557	(9,557)	2,644,991
Depreciation and amortization	38,033	—	—	38,033

Total operating expenses	3,304,776	9,557	(9,557)	3,304,776

Loss from operations	(3,304,776)	(9,557)	9,557	(3,304,776)

Interest and other expenses	(26,224)	(9,228)	9,228	$(26,224)

Net loss	$(3,331,000)	$(18,785)	$18,785	$(3,331,000)

Net loss per common share, basic and diluted		$(0.01)		$(0.18)

Weighted average number of common shares outstanding, basic and diluted		2,591,587		18,248,094

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the Year Ended September 30, 2003

	PDTI	MXLK	Pro Forma Adjustments (Note 3)	Pro Forma Combined

Revenue	$—	$—	$—	$—

Operating expense:
Research and development	39,626	—	—	39,626
General and administrative	503,158	7,436	(7,436)	503,158

Total operating expenses	542,784	7,436	(7,436)	542,784

Loss from operations	(542,784)	(7,436)	7,436	(542,784)

Interest and other expenses	—	(7,106)	7,106	$—

Net loss	$(542,784)	$(14,542)	$14,542	$(542,784)

Net loss per common share, basic and diluted		$(0.01)		$(0.03)

Weighted average number of common shares outstanding, basic and diluted		2,313,510		18,248,094

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

1. SUMMARY OF TRANSACTION

In connection with the merger between MXLK and PDTI, which occurred on January 14, 2005, MXLK issued 13,316,556 shares of common stock to holders of common stock of PDTI and reserved for issuance (1) 828,000 shares of common stock pursuant to outstanding warrants to purchase common stock of PDTI, (2) 3,205,000 shares of common stock pursuant to outstanding options to purchase common stock of PDTI, and (3) 3,381,538 shares of common stock pursuant to outstanding shares of Series A convertible preferred stock of PDTI that remained outstanding following the Merger that are now convertible into common stock of the Parent pursuant to the terms of the Merger Agreement.  In addition, 1,342,404 issued and outstanding shares of common stock of the Parent were cancelled for no consideration in connection with the Merger.  As a result of the merger, the Parent has 14,866,556 shares of common stock issued and outstanding and an additional 7,414,538 shares of common stock reserved for issuance as described above.

2. BASIS OF PRESENTATION

PDTI maintains its accounting records on a 52 week fiscal year with the reporting period ending September 30.  Prior to the merger, MXLK was a non-operating public shell corporation with nominal net assets and no operations.  For accounting purposes, the merger is considered a capital transaction resulting in a recapitalization of PDTI rather than a business combination.

The financial statements include the accounts of PDTI, MXLK and Merger Sub.  All significant intercompany balances and transactions have been eliminated.

3. PRO FORMA ADJUSTMENTS

(A) The pro forma adjustments are to eliminate the historical assets, liabilities and equity of MXLK that will not be part of the combined company after the merger.

(B) MXLK’s certificate of incorporation allows for the issuance of common stock and no preferred stock.  The Parent has an equal number of common shares reserved for the number of preferred shares outstanding in the Merger Sub.  The preferred shares of the Merger Sub are eliminated in consolidation and accounted for as common shares outstanding in the consolidated financials of the Parent.

4. UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE

Basic net loss per share and shares used in computing the net loss per share for the years ended September 30, 2004 and September 30, 2003 are based upon the historical weighted average common shares outstanding plus the shares issued, cancelled, and held for reserve in connection with the merger.  Dilutive net loss per share would give affect to the dilutive effect of common stock equivalents consisting of options and warrants.  Potentially dilutive securities have been excluded from the computation of net loss per share as its effect would be antidulitive.  The 13,316,556 shares of common stock issued in connection with the merger, and the 3,381,538 shares of preferred stock that are eliminated and accounted for as common stock at the Parent level have been included in the calculation of pro forma basic and diluted net loss.  Following the merger, MXLK cancelled all but 1,550,000 shares of common stock.  The cancelled shares are deducted from the historical shares used in computing basic and diluted net loss per share.

The following table summarizes the shares used in the calculation of pro forma basic and diluted net loss per share:

	For The Year Ended September 30, 2004	For The Year Ended September 30, 2003

Shares used in computing basic and diluted net loss per share	2,591,587	2,313,510

Adjustment to reflect common stock issued in the acquisition	13,316,556	13,316,556

Adjustment to reflect preferred shares that are accounted for as common stock at the Parent	3,381,538	3,381,538

Adjustment to reflect the cancellation of common stock by MXLK	(1,041,587)	(763,510)

Shares used in computing pro forma net loss per share, basic and diluted	18,248,094	18,248,094

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	February 10, 2005	By:	/s/ J. Christopher Boswell
J. Christopher Boswell
Senior Vice President and Chief Financial Officer